Exhibit 99.1

                                First Banks, Inc.
                               St. Louis, Missouri

Contacts:  Terrance M. McCarthy                   Lisa K. Vansickle
           President and                          Senior Vice President and
           Chief Executive Officer                Chief Financial Officer
           First Banks, Inc.                      First Banks, Inc.
           (314) 854-4600                         (314) 592-5000


Traded:    NYSE
Symbol:    FBSPrA - (First Preferred Capital Trust IV,  an  affiliated trust  of
                     First Banks, Inc.)

FOR IMMEDIATE RELEASE:

               First Banks, Inc. Announces Sale of Texas Branches

     St. Louis, Missouri, August 10, 2009. First Banks, Inc. ("First Banks" or the "Company"), the parent company of First Bank, today announced the signing of a Purchase and Assumption Agreement (the "Agreement") providing for the sale of certain assets and the transfer of certain liabilities of its Texas franchise to Sterling Bank, headquartered in Houston, Texas.

     Under the terms of the Agreement, Sterling Bank is to assume approximately $500.0 million of deposits associated with First Bank's 19 Texas retail branches, including certain commercial deposit relationships, for a premium of 6.0%, or approximately $30.0 million. Sterling Bank is also expected to purchase in excess of $230.0 million of loans as well as certain other assets, including premises and equipment associated with First Bank's Texas operations. The acquired deposits and loans represent approximately 5.8% and 2.8% of First Bank's total deposits and loans at June 30, 2009, respectively. The transaction, which is subject to regulatory approvals and certain closing conditions, is expected to be completed during the fourth quarter of 2009.

     Terrance M. McCarthy, President and Chief Executive Officer of First Banks, said, "We are proud of our Texas franchise that we have built throughout the last several years. This transaction, however, will allow us the opportunity to redeploy approximately $52.0 million of risk-based capital throughout our California, Florida, Illinois and Missouri markets. We would like to thank our Texas based employees for their dedication and hard work and our customers for their loyalty since First Bank's entrance into Texas in 1994. We have thoroughly enjoyed developing our banking relationships with our many customers and would like to extend our sincere gratitude and appreciation to our employees and our customers and wish them much continued success in the future. We are confident our customers and employees will be well served by joining the Sterling Bank organization that already has a strong presence and reputation in the Houston and Dallas markets."

     Hovde Financial, Inc. served as financial adviser to First Banks and Sterling Bank was advised by The Carson Medlin Company.

     First Banks had assets of $10.40 billion at June 30, 2009 and currently operates 210 branch banking offices in California, Florida, Illinois, Missouri and Texas. Through its subsidiary bank, First Bank, the Company offers a broad range of financial products and services to consumers, businesses and institutions. Visit First Banks on the web at www.firstbanks.com.


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This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about First Banks' plans, objectives, estimates or projections with respect to our future financial condition, expected or anticipated revenues with respect to our results of operations and our business, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of First Banks' management and are subject to significant risks and uncertainties which may cause actual results to differ materially from those contemplated in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:
increased  competition  and   its  effect  on   pricing,  spending,  third-party
relationships and revenues; changes in interest rates and overall economic conditions; and the risk of new and changing regulation. Additional factors which may cause First Banks' results to differ materially from those described in the forward-looking statements may be found in First Banks' Annual Report on Form 10-K, as filed with the Securities and Exchange Commission ("SEC") and available at the SEC's internet site (http://www.sec.gov). The forward-looking
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statements in this press release speak only as of the date of the press release, and First Banks does not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.